UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2006

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	225 West Wacker Drive Chicago, Illinois	60606
	(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on March 3, 2006.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements.  These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Prospectus filed on May 4, 2005 and quarterly report on Form 10-Q filed on November 11, 2005.  If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: February 2006

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to questions received through February 1, 2006. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.

Investor Relations

225 West Wacker Drive

Chicago, IL 60606

Sales and Marketing

1.              In your response to a question on 1/6 you described various product enhancements you had underway in support of your growth strategy.  What are you doing to market your existing product to potential new members?

We support most of our marketing efforts with our internal sales and marketing staff, which includes product managers for each of our major products and a corporate marketing group that manages company initiatives. As part of this group, we have several strategic account managers who oversee all aspects of our largest institutional client relationships. We also have a sales operations staff, which focuses on tracking revenue, forecasting sales, and other tasks to support our sales team. Across all three of our segments, we emphasize high levels of product support to help our customers use our products effectively and provide our product managers with ongoing customer feedback.

Individual Segment: We promote our individual investor products primarily through traditional direct mail, e-mail, public relations, promotions on Morningstar’s Web sites, and advertising on related Web sites. We continue to focus on increasing the number of Morningstar.com Premium members by developing and promoting Premium content such as analyst reports, fund analyst picks and pans, and value-added portfolio tools, which we market to registered users and other investors. We also use search marketing to promote Morningstar.com.  This includes working to optimize our site’s ranking in organic search results and purchasing placements on third-party sites based on investment-related key words that can help investors find relevant content on Morningstar.com.

Advisor Segment: Our products for advisors, which include Morningstar Advisor Workstation, Principia, and Morningstar Managed Portfolios, are sold primarily through our sales force and direct mail, with promotional support from online and print advertising, public relations, and conference exhibits. We also use the annual Morningstar Investment Conference to promote our offerings for advisors. We’re continuing to direct many of our Advisor marketing efforts toward Morningstar Advisor Workstation by marketing the product to additional brokerage firms and investment advisors. We’ve also been continuing to expand our marketing efforts with financial advisors overseas.

Institutional Segment: We market our products for institutional clients, including Morningstar Direct, Licensed Data, Investment Consulting, and Morningstar Retirement Manager, almost exclusively through our sales team. We provide marketing support for our sales team in the form of online and print advertising, direct mail, public relations, and conference exhibits. We also have data reselling agreements with third-party providers of investment tools and applications, allowing us to increase the distribution of our data with minimal additional cost. We continue to expand our institutional marketing efforts outside the United States, as well.

Morningstar.com

2.              Please discuss pricing.  For Premium membership, $135 seems ridiculously low.

We agree that our Premium membership service on Morningstar.com offers an outstanding value proposition for individual investors, but your description of our pricing as “ridiculously low” seems pretty harsh.

Our strategy for Morningstar.com Premium service is to keep the pricing at a level that allows us to attract a large number of paid subscribers rather than pricing it as a high-end boutique research service. Premium members have access to a wealth of information, including analyst reports on more than 1,700 stocks and 2,000 funds, fund analyst picks and pans, Stewardship Grades, and advanced screening and portfolio tools. Given the value that we provide, it’s true that we could charge significantly more. However, that’s not the pricing strategy we’ve chosen to pursue for our individual investor audience.

3.              How can you get more revenue out of site advertising?  Can you target ads based on user searches to achieve a “Google” effect?

We offer a wide variety of ad sales opportunities on Morningstar.com and are always reviewing and enhancing the placements we offer to advertisers. We also try to accept new advertising technology, including ad placements that are related to site content. We currently offer some targeted ads based on search terms and topic areas, as well as targeted ad placements that use Google’s AdSense program.

Our ad sales team reviews new advertising opportunities on a case-by-case basis and reserves the right to decline potential ads if they adversely impact the speed of our site or have a negative impact on the user experience for Morningstar.com.

Sarbanes-Oxley

4.              Hello,

I would appreciate if you could provide an update on the company’s progress towards SOX [Sarbanes-Oxley] compliance by the end of 2006.  Specifically, is it fair to assume most of the associated compliance costs have not yet been incurred?  Can you estimate the incremental costs that will be incurred next year to meet SOX requirements, and when those costs are likely to be incurred?  Do you anticipate the work primarily being completed by consultants or internal staff?

As a newly public company, we’re required to comply with the internal control portion of Sarbanes-Oxley (Section 404) beginning with our fiscal year ending December 31, 2006.  Because we were privately held until May 2005, we were able to plan ahead for Sarbanes-Oxley compliance. In contrast to many other companies, which had to comply with the SOX requirements soon after the rules became effective and therefore had to perform a significant amount of work in a very compressed period, we’ve had the benefit of time.

Our incremental costs for Sarbanes-Oxley will primarily consist of external audit costs from our independent registered accounting firm as it conducts testing of our internal controls and provides its attestation regarding the effectiveness of these controls. We currently expect that these costs will be roughly equal to the fees we will pay for our financial statement audit.

During 2005, we added headcount in our accounting and financial reporting area to meet the needs of being a public company with a growing revenue base and to strengthen our internal controls. Our finance team has a broad-based set of responsibilities, including SOX compliance, so we wouldn’t attribute these additional costs strictly to SOX requirements. We’ve also added an internal audit function, partly in preparation for the efforts involved in Sarbanes-Oxley compliance.

The vast majority of our SOX documentation effort has been completed using internal resources. We hired an outside resource for a limited amount of work during 2005 to help jump-start the documentation process and provide additional expertise concerning our information technology controls.

Other than the external audit fees in 2006, we don’t anticipate incurring significant outside consultant fees to meet the SOX requirements because our internal audit team will be performing the majority of the controls testing.

Fourth Quarter Earnings Release Date

5.              Hi, I would like to know the date of the next earnings release.

We plan to report our fourth quarter and full-year 2005 financial results before the market opens on Thursday, February 23.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: February 3, 2006	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer